COPY
DEED
STATEMENT OF RESOLUTIONS OF A MEETING OF “PT. CENTRALPERTIWI BRATASENA”			RACHMAD UMAR S.H. NOTARY PUBLIC/LAND DEED OFFICER
Domiciled in Jakarta			BEKASI REGENCY IN PONDOK GEDE
Dated	:	March 5, 1998.-
Number	:	-17.-
DECREE OF THE MINISTER OF JUSTICE THE REPUBLIC OF INDONESIA DATED JUNE 13, 1992

1. Mr. I WAYAN SUGIARTO, SH.			OFFICE: JALAN RAYA JATIWARINGIN NO. 336 PONDOK GEDE TELEPHONE: 8464202

STATEMENT OF RESOLUTIONS OF A MEETING OF
PT. CENTRALPERTIWI BRATASENA
Number 17
-On this day, Thursday, the fifth day of March one thousand nine hundred ninety eight (5-3-1998),

-Personally appeared before me, RACHMAD UMAR, Sarjana Hukum, a notary practicing in PONDOK GEDE, BEKASI Regency, in the presence of witnesses whose names are last written below:

-Mr. I WAYAN SUGIARTO, Sarjana Hukum, a private person, residing at Matraman Jaya, (Rt.019 Rw.006), Kelurahan Pegangsaan, Kecamatan Menteng, Central Jakarta, now being in Pondok Gede, Bekasi;

-who claims that he in this matter is acting under power conferred by Extraordinary General Meeting of Shareholders as evidenced from Minutes of Meeting of the following company;

-The appearing person acting in his above-mentioned capacity first states:

-that upon the request of the Board of Directors of PT. CENTRALPERTIWI BRATASENA, a limited liability company having its seat in Menggala, Lampung Utara, whose articles of association have been approved by the Minister of Justice of the Republic of Indonesia as evidenced from Decree number C2-14.594.HT.01.01.Th.94, dated the twenty eighth day of September one thousand nine hundred ninety four (28-9-1994) and published in the Supplement Number 10846 to State Gazette of the Republic of Indonesia number 103, dated the twenty seventh day of December one thousand nine hundred ninety four (27-12-1994), which articles of association have been amended and the amendment thereto has been approved by the Minister of Justice of Republic of Indonesia as evidenced from Decree number C2-10917.HT.01.04.TH’95, dated the thirty first day of August one thousand nine hundred ninety five (31-8-1995), and published in the Supplement Number 4049 to State Gazette of the Republic of Indonesia number 35, dated the thirtieth day of April one thousand nine hundred ninety six (30-4-1996), and most recently amended again by Deed number 29, dated the thirteenth day of February one thousand nine hundred ninety eight (13-2-1998), passed before SUTJIPTO, Sarjana Hukum, a notary practicing in Jakarta, which amendment has not been approved by the regulatory body.

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-(hereinafter referred to as the “Company”);

-an Extraordinary General Meeting of Shareholders was held, and the minutes of the said meeting were privately made, duly stamped, dated the fourth day of March one thousand nine hundred ninety eight (4-3-1998), and attached to my Deed number 16, dated today;

-that all 186,800,000 (one hundred eighty six million eight hundred thousand) outstanding shares in the company consisting of 168,120,000 (one hundred sixty eight million one hundred twenty thousand) Series A Shares, and 18,680,000 (eighteen million six hundred eighty thousand) Series B shares, were present in the meeting so that pursuant to provisions of article 20.4 of the Company’s articles of association, the meeting was lawfully constituted and entitled to adopt valid and binding resolutions regarding any businesses transacted therein.

2

-that the Meeting passed the following resolutions:

-It is resolved to amend Articles 1, 2 and 3 of the Company’s Articles of Association in compliance with Article 125.3 of Law Number 1 of one thousand nine hundred ninety five (1995) on Limited Liability Company.

Now, therefore, in consideration of the foregoing, the appearing person in compliance with Article 125.2 of Law Number 1 of 1995 hereby amends Articles 1, 2 and 3 of the Company’s Articles of Association to read as follows:

NAME AND DOMICILE

Article 1

1.	The Limited Liability Company shall bear name PT. CENTRALPERTIWI BAHARI (hereinafter referred to as the “Company”), having its domicile in Menggala, Tulangbawang.

2.	The Company may open branches and/or representative offices elsewhere within or outside the territory of the Republic of Indonesia as determined by the Board of Directors.

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DURATION OF THE COMPANY

Article 2

The Company shall be incorporated to exist for indefinite period of time.

PURPOSES AND OBJECTIVES AND BUSINESS ACTIVITIES

Article 3

1.	The purposes and objectives of the Company shall be to do businesses in the field of:

-Integrated Shrimp Farming, Contractor Business, Animal Husbandry, Fishery, Industry, Agriculture, Plantation, Trade, Transportation and Service.

2.	To achieve the said purposes and objectives, the Company may carry out the following business activities:

a.	Integrated shrimp farming industry including shrimp hatchery and breeding, shrimp freezing and supporting business activities;

b.
Construction activities by operating as contractor that plans, implements and supervises construction and public work including construction of houses, buildings, roads, waterways, and bridges, dredging, land filling, irrigation systems, installation of electricity, gas, and telecommunication utilities, and other civil work in general;

c.	Poultry farming including breeding and raising of poultry.

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d.	Fishery business activities whether on its own account or in cooperation with small fish farmers, including fish hatchery, capture, preservation and breeding.

e.	Industry of feedstuffs for livestock, fish and shrimp;

f.	Agricultural activities including breeding and cultivation of food crops and or plantation in general.

g.	Plantation business in general;

h.
Trading activities including export, import, local and inter-island trade, operating as wholesaler, supplier, distributor, agent and retailer in respect of various goods whether on its own account or for other parties on fee basis;

i.	Provision of land, sea and air transports in support of the above business activities;

j.	Provision of services, except for tax and legal services.

-Finally the appearing person hereby confers power upon Mr. TANZIRI, employee of notary office, residing in Pondok Gede, Bekasi, to obtain an approval from the appropriate authority for the amendment to the Company’s Articles of Association, to make any amendments and/or additions in any form whatsoever as may be necessary for obtaining such approval, and to submit and sign any applications and documents and deeds, to choose legal domicile and, in other words, to take any other acts which may be required.

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I, the notary, know the appearing person.

IN WITNESS WHEREOF

This deed is made as minutes and executed in Pondok Gede, Bekasi, on the day and date first written above in the presence of Mr. AHMAD HIPNI and Ms. SRI WAHYUNI, both being employees of the notary office, residing in Pondok Gede, Bekasi, whom I, notary, know, as witnesses.

After I, Notary, read out this deed to the appearing person and witnesses, the appearing person, witnesses and I, Notary, sign this deed.

This deed is executed without any changes.

The original of this deed is duly signed.

ISSUED AS A TRUE COPY.
NOTARY IN PONDOK GEDE
[sealed, stamped and signed]
(RACHMAD UMAR, S.H.)

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THE NOTARY

DESMAN, S.H., M. Hum., M.M.

The Decree Of the Minister of Justice and Human Rights of the
Republic of Indonesia
NO. C-1185.HT.03.02. TH.2002

STTD Stock Market Monitoring Agency
No. 266/PM/STTD-N/2000

Jl. Muara Karang No. 10
North Jakarta 14450
Phone:  (021) 663 0328 (Hunting):  666 00923
Fax:  (021) 6622143

DEED	:	MEETING RESOLUTION STATEMENT OF
		LIMITED LIABILITY COMPANY OF
		PT. CENTRALPERTIWI BAHARI
		Domicile in Menggala
		Sub-dist rict of Tulang Bawang

NUMBER	:	07

DATE	:	4th November 2009

MEETING RESOLUTION STATEMENT OF LIMITED LIABILITY COMPANY

OF PT. CENTRALPERTIWI BAHARI

Number :  07.

-This day, Wednesday, dated the fourth of November two thousand and nine (4-11-2009), at 13.00 WIB (thirteen of Western Indonesian Time).

-Appeared before me, DESMAN, Sarjana Hukum, Magister Humaniora, Notary in North Jakarta City with the function area of all of Special District Region of Jakarta Capital City, with the presence of witnesses and the names shall be mentioned at the end of this Deed that have been known to me, the Notary:

-Mr. FERRY, born in Medan, dated the nineteenth of May one thousand nine hundred and seventeen two (19-5-1972), Indonesian Citizen, private individual, resides in Jakarta, Puri Gardenia Block B-4 number 22, Neighborhood Association 002, Community Association 014, Village Administrative Unit of Pegadungan, Sub-district of Kalideres, West Jakarta, the holder of Identity Card of Special District Region of Jakarta Capital City with number 09.5207.190572.5512;

-According to his statement, in this case shall act based on the authority given to him by all shareholders of the limited liability company in which shall be mentioned and stated in the Minutes of Extraordinary General Meeting of Shareholders of the limited liability company which shall be mentioned.

-The Appearer is known to me, the Notary;

-The Appearer shall act as the mentioned above, hereby declares previously in this deed:

-Whereas in the date of fourth of November two thousand and nine (4-11-2009), at Wisma GKBT 19TH Floor, Jalan Jenderal Sudirman number 28, Jakarta 10210, has been held Extraordinary General Meeting of Shareholders of Limited Liability Company of PT. CENTRALPERTIWI BAHARI domicile in Menggala, Sub-district of Tulang Bawang (hereinafter is referred to as “Meeting”), a company which was established based on the Rules and Laws of Indonesia, with the provision that Law Number 1 (one) Of 1967 (one thousand nine hundred and sixty seven) in connection with Law number 11 (eleven) Of 1970 (one thousand nine hundred and seventy) Regarding to Foreign Investment and its Commencing Law also based on Approval Letter of the Head of Promotion and Investment Services, Tourism and Culture of Lampung Province on the Alteration of Status of Domestic Investment Company (PMDN) shall become Foreign Investment (PMA) Number 017/18/V/PMA/ 2005, dated the thirteenth of April two thousand and five (13-4-2005) which is issued by the Head of Promotion and Investment Services, Tourism and Culture of Lampung Province, in which its Articles of Association and the alterations as contained in:

-The State Gazette of the Republic Indonesia, dated the fifteenth of June one thousand nine hundred and ninety nine (15-6-1999) number 46, Supplement Number 3590;

-The Official Gazette of the Republic Indonesia, dated the twentieth of October two thousand and five (25-10-2005) Number 85 Supplement Number 1433;

-The State Gazette of the Republic Indonesia, dated the eighth of November two thousand and five (8-11-2005) Number 89 Supplement Number 1067;

-The Deed of Meeting Resolution Statement dated the twenty fifth of April two thousand and five (25-4-2005) number 122, which the minutes of the deed shall be made before Doktor FULGENIUS JIMMY HARDJO LUKITO, TJHE, Sarjana Hukum, Master of Law, Master of Management, Notary in Jakarta, in which the Deed has obtained the approval from Minister of Justice of the Republic of Indonesia, such apparently in the Decree dated the twenty fifth of May two thousand and five (30-05-2005) number C-14611 HT.01.04.TH.2005;

-The Deed of Meeting Resolution Statement dated the twelfth of December two thousand and five (12-12-2005) number 27, which the minutes of the deed shall be made before Doktor FULGENIUS JIMMY HARDJO LUKITO, TJHE, Sarjana Hukum, Master of Law, Master of Management, in which the receipt of the minutes of the deed have been accepted and recorded in Database Sisminbakum of Directorate General of Public Law Administration, Department of Law and Human Rights of the Republic of Indonesia dated the sixteenth of December two thousand and five (16-12-2005) Number C-33510.HT.01.04.TH.2005;

-The structure of the last Shareholders of the Company was contained in the deed dated the first of May two thousand and six (1-5-2006) Number 05, which the minutes of the deed shall be made before Doktor FULGENIUS JIMMY HARDJO LUKITO, TJHE, Sarjana Hukum, Master of Law, Master of Management, in which the receipt of the minutes of the deed have been accepted and recorded in Database Sisminbakum of Directorate General of Public Law Administration, Department of Law and Human Rights of the Republic of Indonesia dated the first of June two thousand and six (1-6-2006) number C-16000. HT. 01.04.TH. 2006;

-While the structure of the Member of Board of Directors and Board of Commissioners and the last alterations of limited liability company shall be contained in the deed dated the twenty fifth of October two thousand and seven (25-10-2007) number 53, made before me, the Notary, in which the Notification of the Deed has been accepted and recorded in Database Sisminbakum of Directorate of General of Public Law Administration, Department of Law and Human Rights of the Republic of Indonesia dated the twelfth of December two thousand and seven (12-12-2007) Number C-UM.HT.01.10-5798;

-At last the Articles of Association have been adjusted with Law Number 40 Of 2007 (two thousand an seven) on Limited Liability Company and contained in the deed dated the twentieth of June two thousand and eight (20-06-2008) number 60, in which the minutes of the deed is made before me, the Notary, in which the Deed until now has not obtained the approval from Minister of Justice of the Republic of Indonesia.

-Whereas in the meeting intended above, has been present and represented by shareholders of the limited liability company who hold and represent for 5.898.597.257 (five billion eight hundred and ninety eight million five hundred and ninety seven thousand two hundred and fifty seven) shares, each share with the nominal value of Rp. 100.- (one hundred rupiahs) in which as 99,36% (ninety nine point thirty six percent) out of 5,936,253,450 (five billion nine hundred and thirty six million two hundred and fifty three thousand four hundred and fifty) shares, in which as all shares which have been subscribed and deposited fully to the Company until to the day and date of the Meeting and therefore the quorum as the requirement in the Articles of Association has been fulfilled, and therefore the Meeting shall be valid and may take binding resolutions on motions submitted in the Meeting, due to all requirements determined in the Articles of Association of the Company has been fulfilled;

-That in the meeting the appearer has been given the authority by the meeting to declare the resolutions which have been made in the Meeting, in a deed which is made before the notary, in which shall be perform by the appearer in this deed;

-Whereas all matters detailed above shall be mentioned and also contained in the Minutes of Extraordinary General Meeting of Shareholders of the Limited Liability Company, made privately with dully stamp and signed by shareholders who are present and represented in the meeting and the Minutes of Extraordinary General Meeting of Shareholders therefore delivered to me, the Notary, to be attached to the minutes of this deed.

-Regarding to the mentioned above, the Appearer shall act in his position as mentioned above, hereby state that in Extraordinary General Meeting of Shareholders hereof has decided fully to be as follows:

1.
To approve to cancel the resolution which is mentioned in the deed dated the second of February two thousand and nine (2-2-2009) number 02, which the minutes of the deed is made by me, the Notary, therefore the deed shall be invalid and has no legal force;

2.
To approve to make alterations of Article 3 of the deed dated the twentieth of June two thousand and eight (20-6-2008) number 60, which the minutes of the deed is made by me, the Notary, with no alteration as mentioned above, shall be restated in a notary deed which stated the Meeting Resolution.

3.
To approve and restate the content of resolutions which is mentioned in the deed dated the twentieth of June two thousand and eight (20-6-2008) number 60, which the minutes of the deed is made by me, the Notary, with no alteration as mentioned above, shall be restated in a notary deed which stated the Meeting Resolution.

4.
To remove Mister HARLAN BUDIONO from his position as the Director of the Company with respect, with the provision that such actions shall not be oppose with the Articles of Association of the Company and the commencing law and regulations in the Republic of Indonesia, therefore shall be counted since the closing of the meeting, the structure of the member of Board of Directors and Board of Commissioners of the Company shall be as follows:

BOARD OF DIRECTORS	:
President Director	:	Mister MAHAR ATANTA SEMBIRING;
Director	:	Mister DEAN MIKIO AKIYAMA;
Director	:	Mister CHIU TSAU CHI;
Director	:	Mister VINAI RAKEHONG PHAIROJ;

Director	:	Mister Doktorandus ISMAN HARIYANTO;
BOARD OF COMMISSIONERS	:
President Commissioner	:	Mister FRANCISCUS AFFANDY;
Commissioner	:	Mister GUNAWAN TASLIM;

-Regarding to the matters mentioned above, therefore hereinafter the Articles of Association of the Company shall write and read as follows:

NAME AND DOMICILE

Article 1

1.	This Limited Liability Company shall name of:

“PT. CENTRALPERTIWI BAHARI”

(hereinafter referred to be abbreviated as Company), domicile in Menggala, Sub-district of Tulang Bawang.

2.	The Company may open branch and representative offices in any other places, within or outside the territory of the Republic of Indonesia as determined by the Board of Directors.

DURATION OF THE COMPANY

Article 2

-The Company is established in the unlimited duration, with the provision that Law Number 25 Of 2007 (two thousand and seven) Regarding to Foreign Investment shall apply to this company for a period of 30 (thirty) years as of its commercial production which shall be counted since the date of twenty eighth of September one thousand nine hundred and ninety four (28-9-1994), unless the permit of Foreign Investment is renewed by the relevant authority.

PURPOSES, OBJECTIVES AND BUSINESS ACTIVITIES

Article 3

1.	The purposes and objectives of the Company shall conduct business in the field of the cultivation of shrimp farm, seedlings, frozen shrimp industry and livestock fodder.

2.	To achieve the above purposes and objectives, the Company may perform the following activities:

a.
to conduct Business in the field of integrated shrimp farm industry, including the seedlings and cultivation of shrimp farm, frozen shrimp and supporting or contributing business of the field of business.

b.	to conduct Business in the field of livestock fodder industry, also feed for fishes and shrimps.

CAPITAL

Article 4

1.
The authorized capital of the company shall be Rp.1,000,000,000,000.00 (one trillion rupiahs), divided into 10,000,000,000.00 (ten billion) shares, each share with the nominal value of Rp. 100,00 (one hundred rupiahs).

2.
Of the above mentioned authorized capital have been subscribed and deposited in the amount of 5,936,253,450.00 (five billion nine hundred and thirty six million two hundred and fifty three thousand four hundred and fifty) shares, with the whole nominal value in the amount of Rp. 593,625,345,000.00 (five hundred and ninety three billion six hundred and twenty five million three hundred and forty five thousand rupiahs) by the shareholders that have taken part of shares with the detail and nominal value of shares which will be mentioned at the end of this Deed.

3.	The shares in the deposit shall be issued by the Company according to the needs of capital of the Company by approving of the General Meeting of Shareholders.

The Shareholders whose names were recorded in the List of Shareholders have the right firstly to take part of shares which shall be issued in the period of 14 (fourteen) days since the date of offering to be done and each shareholder has right to take balance part with the number of shares which he has (proportional), either for his shares or the rest of shares which are not taken by the other shareholders.

If after passing the period of offering in 14 (fourteen) days, apparently there shall be rest of shares which have not been taken yet, then the Board of Directors have the right to offer the rest of shares to the third party.

SHARES

ARTICLE 5

1.	All shares issued by the Company shall be the registered shares.

2.	The evidence of owner of shares can be as Share Certificate.

3.	In case the Company shall not issue the Share Certificates, the owner of share can be proved by the Statement Letter or note which is issued by the Company.

4.	If it is issued the Share Certificates, then for each Share Certificate shall be given the Share Certificate.

5.	The Collective Share Certificates can be issued as the proof of owning 2 (two) or more shares owned by a Shareholder.

6.	In share certificates shall contain at least:

a.	Name and address of the shareholder;

b.	Number of share certificates;

c.	Nominal value of shares;

d.	Date of issuance of share certificates;

7.	In collective Share Certificate at least contain:

a.	Name and address of the shareholders;

b.	Number of the collective share certificates;

c.	Number of share certificates and total of shares;

d.	Nominal value of shares;

e.	Date of issuance of collective shares;

8.	The Share Certificates and Collective Share Certificates must be signed by the President Director and the President Commissioner.

REPLACEMENT OF SHARE CERTIFICATES

Article 6

1.
If share certificates are damaged or unusable, then at the request of the concerned persons, the Board of Directors shall issue share certificate replacements after the damage or unusable share certificates to be given to the Board of Directors.

2.	The share certificates as meant in paragraph (1) must be destroyed and to be made the Minutes by the Board of Directors which shall be reported at the next General Meeting of Shareholders.

3.
If share certificates are missing, then at the request of the concerned persons, the Board of Directors shall issue the share certificate replacements after in opinion of the Board of Directors that the loss has been sufficiently proved, and under the guarantee deemed necessary by the Board of Directors for any special occurrences.

4.	After the Replacement of Share Certificates to be issued, then the loss Share Certificate shall not apply to the Company.

5.	All expenses for the issuance of the share certificate replacements shall be born by the concerned shareholder.

6.
The provisions contained in paragraph (1), paragraph (2), paragraph (3), paragraph (4), and paragraph (5) on a mutatis mutandis and it shall apply to the issuance of the replacement for collective share certificates.

ASSIGNMENT OF THE RIGHT TO SHARES

Article 7.

1.	The Assignment of the right to shares shall be on the basis of Deed of Assignment signed by the assignor and by the assignee or by their respective lawful proxies.

2.	The assignment of right to shares must obtain the approval only from the General Meeting of Shareholders.

The shareholders who aim to assign of the right to their shares must offer request in writing concerning their intentions to the General Meeting of Shareholders through the Board of Directors.

3.	The assignment of right to shares must obtain the approval from the authorized institution, if the regulations of law gives terms hereof.

4.	Commencing the day of summon for the General Meeting of Shareholders until the day of performing the General Meeting of Shareholders for assigning right of shares shall not be allowed.

GENERAL MEETING OF SHAREHOLDERS

Article 8

1.	The General Meeting of Shareholders consist of :

a.	The Annual General Meeting of Shareholders.

b.	The Other General Meeting of Shareholders, further in these Articles of Association referred to as the Extraordinary General Meeting of Shareholders.

2.
The terms of the General Meeting of Shareholders in these Articles of Association mean both of them, they are the Annual General Meeting of Shareholders and Extraordinary General Meeting of Shareholders, except to be confirmed stating others.

3.	In the Annual General Meeting of Shareholders:

a.	The Board of Directors shall submit:

-	Annual Report which has been analyzed by the Board of Commissioners for obtaining the Approval of General Meeting of Shareholders;

-	The Fiscal Report for obtaining the legalization for Annual General Meeting of Shareholders.

b.	It shall be determined the using of profit, if the Company has the positive profit balance.

c.	It shall be decided the other program of General Meeting of Shareholders which has been submitted properly by paying attention the provision of Articles of Association.

4.
The Approval of Annual Report and legalization of Fiscal Report by the Annual General Meeting of Shareholders, it means giving full payment and releasing the responsibility fully to the members of Board of Directors and Board of Commissioners on managing and inspecting which have been performed for the last Fiscal Year, as long as that performance to be reflected in Annual Report and Fiscal Report.

5.
The General Meeting of Shareholders can be held any time based on the requirement to discuss and decide the program of Meeting which was meant in paragraph (3) letter a and letter b above, by paying attention to the regulations of law and Articles of Association.

PLACE AND SUMMONS AND CHAIRMAN OF

THE GENERAL MEETING OF SHAREHOLDERS

ARTICLE 9

1.	The General Meeting of Shareholders shall be held at the Company’s domicile or at other Place of the Company runs the business.

2.	The General Meeting of Shareholders shall be held by making summons to the shareholders previously by using a Registered Letter and or advertisement in the newspaper.

3.
The Summon shall be done at the latest 14 (fourteen) days prior to the date of General Meeting of Shareholders to be held without calculating the date of summon and the date General Meeting of Shareholders to be done.

4.	The Summon of General Meeting of Shareholders shall be not needed in the case of all shareholders attend and approve the program of meeting and the resolutions shall obtain full approval.

5.	The General Meeting of Shareholders shall be chaired by the President Director.

6.
If the President Director shall not exist and not attend because of any causes which do not require to be proved to the third party, the General Meeting of Shareholders shall be chaired by one of Directors.

7.
If all Directors shall not be exist or not attend because of any causes which do not require to be proved to the third party, the General Meeting of Shareholders shall be chaired by one of the members of the Board of Commissioners.

8.
If all the Board of Commissioners shall not be exist or not attend because of any causes which do not require to be proved to the third party, the General Meeting of Shareholders shall be chaired by one of them who attend in the meeting.

QUORUM, VOTING RIGHTS AND RESOLUTIONS OF

GENERAL MEETING OF SHAREHOLDERS

ARTICLE 10

1.	A General Meeting of Shareholders may be held if the quorum of attendance such as required in the regulations on Limited Liability Company has fulfilled.

2.
Vote casting regarding to a person shall be done with close vote without signature and regarding to other matters shall be done orally, unless the Chairman of the General Meeting of Shareholders determine others without any objections from the shareholders who present at the General Meeting of Shareholders.

3.	Blank or invalid votes shall be deemed not exist and not to be counted in the determination of total number of votes cast at the General Meeting of Shareholders.

4.	The General Meeting of Shareholders may take decision based on as determined in the Regulations.

BOARD OF DIRECTORS

ARTICLE 11

1.
The Company shall be managed and led by the Board of Directors consisting of one or more members of the Board of Directors, in case more than one Director to be appointed, then one of them may be appointed as the President Director.

2.	Those who may be appointed as members of the Board of Directors shall be Foreign citizen and Indonesian citizens who have the qualifications in accordance with the prevailing regulations of laws.

3.
The members of the Board of Directors shall be appointed by General Meeting of Shareholders, each of them in the period of 5 (five) years without reducing the right of the General Meeting of Shareholders to remove any time.

4.
In case of any causes the position of one or more or all members of the Board of Directors are vacant, then within 30 (thirty) days since the vacant hereof, it must be held the General Meeting of Shareholders to fill the vacancy with regard to the regulations of law and the Articles of Association.

5.
In case of any causes the positions of members of the Board of Directors are vacant, temporary the Company shall be managed by members of Board of Commissioners appointed by the Meeting of the Board of Commissioners.

6.	A member of Board of Directors shall be entitled to resign from his position by giving a notice in writing to the Company no later than 30 (thirty) days prior to the date of resignation.

7.	The position of a member of the Board of Directors shall terminate if he:

a.	resigns in accordance with the provision of paragraph (6);

b.	no longer meets the requirements of the regulations of laws;

c.	dies;

d.	is removed from his position under a resolution of the General Meeting of Shareholders.

DUTIES AND POWERS OF THE BOARD OF DIRECTORS

ARTICLE 12

1.
The Board of Directors shall be entitled to represent the Company in and out of court regarding all matters and all occurrences, to bind the Company with other party, and such other party with the Company, and to perform all actions, both relating to its management or ownership, but with the limitations that:

a.	to borrow or to lend of monies on behalf of the Company [not including the withdrawal of the Company’s monies in Bank];

b.	to establish such new business or to follow in other companies both inside or outside the country;

c.	to purchase, sell or by other means to release the rights of the immovable properties and companies or burden the assets of the Company;

d.	to bind the Company as the guarantor

-It must be with the approval of the Meeting of Board of Commissioners of the Company.

2.	a.	2 (Two) members of the Board of Directors shall be entitled and authorized to act for and on behalf of the Board of Directors to represent the Company.

b.	In case there is only one member of the Board of Director, then all duty and authority shall be given to the Board of Directors in this Articles of Association, and this shall also apply to him.

MEETING OF THE BOARD OF DIRECTORS

ARTICLE 13

1.	Meeting of the Board of Directors may be held any time:

a.	if it is deemed necessary by one or more members of the Board of Directors;

b.	at the request in writing of one or more members of the Board of Commissioners; or

c.	at the request in writing of 1 (one) or more shareholders who jointly represent 1/10 (one tenth) or more of the total number of the valid vote shares.

2.
The summons of meeting for the Board of Directors shall be made by members of the Board of Directors entitled to act for and behalf of the Board of Directors according to the provisions of Article 9 of Articles of Association hereof.

3.	The summons of meeting must contain the agenda, date, time, and place of the meeting.

4.	The meeting of Board of Directors shall be held in the Company’s domicile or in the place of Company’s operations.

If all members of Board of Directors are present or represented, such a prior summon is not required and such a meeting of the Board of Directors may be held anywhere and entitled to take valid and binding resolutions. -

6.
The meeting of the Board of Directors shall be chaired by President Director, in the absence of the President Director or in his inability to attend, its evidence is unnecessary to be given to the third party, then the meeting of Board of Directors shall be chaired by a member of the Board of Directors who is elected by and from the members of the Board of Directors being present.

7.	A member of Board of Directors may be represented in the meeting of the Board of Directors only by another member on the basis of a Power of Attorney.

8.
The meeting of the Board of Directors shall be valid and entitled to make binding resolutions if more than ½ (a half) of the whole number of members of the Board of Directors are present or represented at the meeting.

9.	The resolutions of meeting of Board of Directors shall be made on the basis of deliberation for a consensus.

In case such resolutions on the basis of deliberation for a consensus are not reached, then the resolutions shall be made based on the agreed votes casting at the latest more than ½ (a half) part of the whole numbers of the valid vote which is issued at the meeting.

10.	If the agreed votes and the disagreed votes are balance, then the Chairman of Meeting who shall determine.

11.	a.	Each member of Board of Directors who is present shall be entitled to cast 1 (one) vote and 1 (one) additional vote for another member of the Board of Directors that he represents.

b.
Vote cast regarding to a person shall be done with the close vote without signature, while the vote cast regarding other matters shall be done orally, except the Chairperson of the meeting determines other without any objection of the present members.

c.	Blank votes and invalid votes shall be deemed not to cast a vote lawfully and not exist and not to be counted in determining the number of the votes cast.

12.
The Board of Directors may also make valid resolutions without holding a meeting of Board of Directors, on condition that all members of the Board of Directors have been given notices in writing and all members of the Board of Directors have approved the motion submitted in writing and signing that approval.

The resolution made such this way has the same force as that made validly at a meeting of the Board of Directors.

BOARD OF COMMISSIONERS

ARTICLE 14

1.
Board of Commissioners shall consist of one or more members of the Board of Commissioners, if more than one members of the Board of Commissioners are appointed, then one of them may be appointed as the President Commissioner.

2.	Those who may be appointed as members of Board of Commissioners shall be only Foreign Citizens or Indonesian citizens who meet the qualifications in accordance with the prevailing regulations of laws.

3.
The members of Board of Commissioners shall be appointed by the General Meeting of Shareholders for a period of 5 (five) years without reducing the rights of the General Meeting of Shareholders to remove from time to time.

4.
In case of a vacant position for any causes in the Board of Commissioners, then within 30 (thirty) days hereof, the General Meeting of Shareholders shall be convened to fill the vacancy by paying attention to the provision in paragraph (2) of this Article.

5.
A member of Board of Commissioners shall be entitled to resign from his position by giving a notice in writing of his intention to the Company at the latest 30 (thirty) days prior to the date of resignation.

6.	The position of a member of Board of Commissioners may be removed anytime based on a resolution of the General Meeting of Shareholders by mentioning the reasons of removing his position.

7.
The resolution to remove the member of Board of Commissioners from his position as intended in in paragraph (6) shall be made after the concerned person is given opportunity to defend himself in the General Meeting of Shareholders.

8.
In case of the resolution to remove the member of Board of Commissioners from his position as intended in in paragraph (7) shall be conducted with the resolution apart from the General Meeting of Shareholders n accordance with the provision as intended in Article 91 of Laws of Limited Liability Company, the related member of Board of Commissioners shall be given notification previously on planning of removing him from his position and shall be given opportunity to defend himself before the resolution to terminate is made.

9.	The opportunity to defend himself as intended in paragraph (7) shall be needed in case of the related person has no objection for the notification.

10.	The position of a member of Board of Commissioners shall terminate if he:

a.	resigns in accordance with the provision of paragraph (5);

b.	no longer meets the requirements of the prevailing regulations of laws;

c.	dies;

d.	is removed from his position based on a resolution of the General Meeting of Shareholders.

DUTIES AND POWERS OF THE BOARD OF COMMISSIONERS

ARTICLE 15

1.
In case of supervision and advisory to Board of Directors, Board of Commissioners at any time during the Company’s business hours have access to the Company’s premises other places used or controlled by the Company and have the right to inspect all books, documents and other evidential tools, to examine and verify the condition of cash and others and have the right to know all actions performed by the Board of Directors.

2.	The Board of Directors and each member hereof shall obligate to give information on anything asked by the Board of Commissioners.

3.	In case all members the Board of Directors are removed temporary and the Company does not have any members hereof, then for temporary the Board of Commissioners shall be obliged to manage the Company.

In this case the Board of Commissioners shall be entitled to grant the temporary authorization to one or more among members of Board of Commissioners in bear of Board of Commissioners.

4.
In case there is only a member of Board of Commissioners, so the duties and authorization given to the President Commissioner or members of Board of Commissioners in these Articles of Association shall apply for him too.

MEETING OF BOARD OF COMMISSIONERS

ARTICLE 16

The provisions such meant in Article 13 mutatis mutandis shall apply for the Meeting of Board of Commissioners.

WORK PLAN, FISCAL YEAR AND ANNUAL REPORT

ARTICLE 17

a.	Board of Directors declare the Work Plan which contains the Annual Budget of the Company to the Board of Commissioners for obtaining the approval prior to the commencing of Fiscal Year.

b.	Work Plan such meant in paragraph (1) must be declared at the latest 14 (fourteen) days prior to the commencing of the next Fiscal Year.

c.	The fiscal year of the Company commences from the 1st (first) day of January through the 31st (thirty first) day of December. At the end of December, the books of the Company shall be closed.

d.
The Board of Directors composes the Annual Report and provides it at the Office of Company in order to be able to be examined by the Shareholders since the date of Summons to the Annual General Meeting of Shareholders.

USE OF PROFIT AND DIVIDE OF DIVIDENT

ARTICLE 18

1.
The net profit of the Company in a Fiscal Year as contained in the balance sheet and the calculation of profit and loss which have been legalized by the Annual General Meeting of Shareholders and it shall be the positive profit balance to be divided according to method of use determined by the said General Meeting of Shareholders.

2.
If the profit and loss calculation in such a Fiscal Year indicates loss that cannot be covered by the Reserved Fund, then the loss shall be still recorded and entered into the profit and loss calculation, and in the subsequent Fiscal Year the Company shall be deemed not to have any profits as long as the loss recorded and entered into the profit and loss calculation has not been closed yet.

3.	The company may divide the interim dividend before Fiscal Year of the Company ended.

USE OF RESERVED FUND

ARTICLE 19

1.	The reserve fund up to at least 20% (twenty percent) of the subscribed and deposited capital, it shall be used only for covering the loss which is not fulfilled by the other reserved fund.

2.	If the total reserved fund has exceeded the total 20% (twenty percent) , then the General Meeting of Shareholders can decide in order the excessive fund to be used for the needs of the Company.

3.
The Reserved fund such meant in paragraph (1) which has not been used for covering the loss and the excessive fund such as meant in paragraph (2) which the use has not been determined yet in the General Meeting of Shareholders, it must be managed in the proper manner according to the consideration of the Board of Directors, after obtaining the approval from the Board of Commissioners and paying attention the regulations of law.

CLOSING PROVISIONS

ARTICLE 20

- All matters which have not or not been regulated yet in these Articles of Association, it shall be decided in the General Meeting of Shareholders.

- Finally, the appearers who perform in their position as meant above declare that :

1.	The capital has been stored as intended in Article 4 paragraph (2). It has taken some part and subscribed fully in cash through the cash of Company by the shareholders:

a.
PT CENTRAL PROTEINAPRIMA Tbk, in the number of 5,898,597,257 (five billion eight hundred and ninety eight million five hundred and ninety seven thousand two hundred and fifty seven) shares; with the total nominal value of Rp 5,898,725,700.00 (five billion eight hundred and ninety nine million seven hundred and twenty five thousand seven hundred rupiahs)

b.
CHAROEN POKPHAND FOODS PUBLIC COMPANY LIMITED, in the number of 37,656,193 (thirty seven million six hundred and fifty five one hundred ninety three) shares; with the total nominal value of  Rp 3,765,619,300.00 (three billion seven hundred and sixty five million six hundred and nineteen thousand three hundred rupiahs).

-Therefore totally in the number of 5,936,253,450 (five billion nine hundred and thirty six million two hundred and fifty three thousand four hundred and fifty) shares; with the total nominal value of  Rp. 593,625,345,000.00 (five hundred and ninety three billion six hundred and twenty five three hundred and forty five thousand rupiahs)

2.	The structure of Board of Directors and Board of Commissioners of the Company shall be as follows:

BOARD OF DIRECTORS:

-President Director	:
Mister MAHAR ANANTA SEMBIRING, born in Jakarta, dated the twenty first of January one thousand nine hundred and seventy four (21-1-1974), Indonesian Citizen, private individual, resides in Jakarta, Jalan Erlangga V/22, Neighborhood Association 005, Community Association 003, Village Administrative Unit of Selong, Sub-district of Kebayoran Baru, South Jakarta, the holder of Identity Card number 09.5310.210174.0288;

-Director	:
Mister DEAN MIKIO AKIYAMA, born in Hawai, dated the twenty fifth of March one thousand nine hundred and fifty five (25-3-1955), American Citizen, private individual, temporarily resides in Jakarta, Jalan Melati number 36, Cilandak, South Jakarta, the holder of Limited Resident Permit Card (KITAS) number 2C2IJE 1409-H;

-Director	:
Mister CHIU TSAU CHI, born in Taiwan, dated the thirteenth of December one thousand nine hundred and thirty nine (13-12-1 939), Citizen of the Republic of China, private individual, temporarily resides in Jakarta, Jalan Karang Bolong IV/40, North Jakarta, the holder of Passport of the Republic of China number 131079323;

-Director	:
Mister VINAI RAKPHONGPHAIROJ, born in Thailand, dated the twelfth of December one thousand nine hundred and fifty six (12-12-1956), American Citizen private individual, temporarily resides in Jakarta, Jalan Topaz number 33, Permata Hijau, South Jakarta, the holder of Passport of United States of America number 037910714;

-Director	:
Mister Doktorandus ISMAN HARIYANTO, born in Sidoarjo, dated the twenty eighth of August one thousand nine hundred and fifty six (28-8-1956), Indonesian Citizen, private individual, resides in Sidoarjo, Taman Pinang Indah 52-24, Neighborhood Association 017, Community Association 07, Village Administrative Unit of Banjarbendo, Sub-district of Sidoarjo, the holder of Identity Card number 3515082808560005,.

BOARD OF COMMISSIONERS:

- President Commissioner	:
Mister FRANCISCUS AFFANDY, born in Donggala, dated the first of October one thousand nine hundred and fifty one (1-10-1951), Indonesian Citizen, private individual, resides in Jakarta, Jalan Sanur Indah number 46, Neighborhood Association 009, Community Association 007, Village Administrative Unit of Kelapa Gading Barat, Sub-district of Kelapa Gading Barat, the holder of Identity Card number 09.5106. 011051.4002;

-Commissioner	:
Mister GUNAWAN TASLIM, born in Palembang, dated the twenty first of September one thousand and nine hundred and sixty two (21-9-1962), Indonesian Citizen, private individual, resides in Jakarta, Jalan Pulau Tidung VI A.3/37, Neighborhood Association 018, Community Association 009, Village Administrative Unit of Kembangan Utara, Sub-district of Kembangan, West Jakarta, the holder of Identity Card number 09.5201.210962.0361;

-Finally, the appearers who perform in their position as meant above state that hereby given authority to either jointly or individually with the right to assign this right to another person, in order to request for approval /notification/report, to the authorities for which aim to stand if necessary, give information, create, make request and also sign the deed and all letters which is needed and hereinafter perform all actions which shall be considered appropriate and beneficial to complete all matters mentioned above.

-The appearer hereby state that he/she fully known and understand the content of this deed.

IN WITNESS WHEREOF THIS DEED

- Is made as minutes and legalized in Jakarta, on the day and date as mentioned in the beginning of this Deed with the presence of witnesses:

1.
Mister HENRY JOSEPH, Sarjana Hukum, born in Jakarta, dated the twenty eighth of January one thousand nine hundred and eighty five (28-1-1985), Indonesian Citizen, resides in Jakarta, Muara Karang J.1.U/3, Neighborhood Association 007, Community Association 002, Village Administrative Unit of Pluit, Sub-district of Penjaringan, the holder of Identity Card of Special District Province of Jakarta Capital City with number 09.5102.280185.4015;

2.
Miss CECILIA SRI AMELIA DAUD, born Jakarta, dated the eighteenth of February one thousand nine hundred and sixty six (18-2-1966), Indonesian Citizen, resides in Depok, Duta Indah 5 Block 66.2 number 13 Pondok Duta, Neighborhood Association 05, Community Association 23, Village Administrative Unit of Baktijaya, Sub-district of Sukmajaya, the holder of Identity Card number 32.77.73.1008/17480/73058873;

- temporarily staying in Jakarta;

- both are the employees in the Notary office and as the witnesses.

- Soon upon reading this Deed by me, the Notary to appearers and witnesses, then this Deed immediately to be signed by the appearers, witnesses and me, the Notary.

- Made with three changes, which are due to scratches and substitutions.

- The Original Deed has been signed perfectly.

- GIVEN AS COUNTERPARTS WITH THE SAME CONTENT.

4th November 2009
Signed and sealed
(DESMAN, S.H., M.Hum)

This document is translated from Indonesian into English by Renati Adriani (Authorized/Sworn Translator by the Greater Jakarta Governor’s Certificate of Appointment #SK.GUB.KDKI.No 1820/1999)

DECREE OF MINISTER OF LAW AND HUMAN RIGHTS OF
THE REPUBLIC OF INDONESIA
NUMBER : AHU-59510.AH.01.02.Year 2009
ON
APPROVAL OF DEED OF ALTERATION OF ARTICLES OF ASSOCIATION OF
THE COMPANY
MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA

Considering	:
Whereas upon being carried out the examination carefully to the Content Format of Notarial Deed Model II and its supporting document as well as copy of Deed Number 07, dated 4 November 2009 made and submitted by the Notary Desman, S.H., and received on 4 December 2009, it has met the requirements and in accordance with the laws and regulations;

In view of	:	1.	Law Number 40 of 2007 concerning Limited Liability Company (State Gazette of 2007 Number 106, Supplement to the State Gazette Number 4756);
		2.	Government Regulation Number 26 of 1998 concerning the Use of Name of Limited Liability Company (State Gazette of 1998 Number 39, Supplement to the State Gazette Number 3740) ;

1

3.
Regulation of President of the Republic of Indonesia Number 94 of 2006 concerning to the third amendment on President Regulation Number 09 of 2005 concerning Position, Duty, Function, Organization Structure and Working Procedure of the Ministry of the Republic of Indonesia;

4.
Regulation of Minister of Law and Human Rights of the Republic of Indonesia Number M.09.PR.07.10 of 2007 concerning Organization and Working Procedure of Ministry of Law and Human Rights of the Republic of Indonesia;

5.
Regulation of Minister of Law and Human Rights of the Republic of Indonesia Number M-HH-02.AH.01.01 of 2009 concerning the Procedure of Application of Legalization of Legal Entity and Approval on Amendment of Articles of Association, Submitting of Notification of Amendment of Articles of Association and Changes of Company’s Data;

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DECIDED :

To stipulate

FIRST	:
To approve the alteration of articles association of PT. CENTRALPERTIWI BAHARI, NPWP 01.661.341.6-326.000, domiciled in Menggala - Regency of Tulang Bawang, because it has met with the Content Format of Notarial Deed Model II kept on database of Administration System of Law, and copy of Deed Number 07, dated 4 November 2009 made by the Notary Desman, S.H., M.Hum. domiciled in the Municipality of North Jakarta.

SECOND	:	This decision shall come into force as of the date of stipulation.

Stipulated in Jakarta
Dated 07 December 2009
In the name of MINISTER OF LAW AND
HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA PLT. DIRECTOR GENERAL OF PUBLIC LAW ADMINISTRATION
Signed
DR. AIDIR AMIN DAUD, SH., MH.DFM NIP : 19581120 198810 1 001

Register of Company Number AHU-0081374.AH.01.09.Year 2009 dated 07 December 2009.

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HUMBERG LIE, SH, SE, MKn
THE NOTARY

The Decree Of the Minister of Justice and Human Rights of the
Republic of Indonesia
Number: AHU-10.AH.02.02-Year 2010
Dated 9th February 2010

Raya Pluit Selatan 103, Jakarta 14450
Phone: +(62-21) 66697171, 66697272, 66697315, 66697316
Fax: +(62-21) 6678527
Email: humberg@centrin.net.id

DEED	:	MEETING RESOLUTION STATEMENT OF LIMITED LIABILITY COMPANY OF “PT. CENTRALPERTIWI BAHARI”
NUMBER	:	120
DATE	:	21st October 2011

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MEETING RESOLUTION STATEMENT OF

LIMITED LIABILITY COMPANY OF

“PT. CENTRALPERTIWI BAHARI”

Number: 120.

- This day, Friday, dated 21-10-2011 (the twenty first of October two thousand and eleven) at 10.00 WIB (ten of Western Indonesian Time).

- Appeared before me, HUMBERG LIE, Sarjana Hukum, Sarjana Ekonomi, Master of Notary, Notary in North Jakarta, with the presence of witnesses that have been known to me, the Notary, and the names shall be mentioned at the end of this Deed :

1.
Mister MAHAR ANANTA SEMBIRING, born in Jakarta, dated 21-01-1974 (the twenty first of January one thousand nine hundred and seventy four), private individual, resides in Jakarta, Jalan Erlangga V/22, Neighborhood Association 005, Community Association 003, Village Administrative Unit of Selong, Sub-district of Kebayoran Baru, the holder of Identity Card number 09.5310.210174.0288, Indonesian Citizen.

2.
Mister Doktor BAMBANG WIDIGDO, born in Ngawi, dated 09-08-1956 (the ninth of August nineteen fifty six), private individual, resides in Bogor, Ciputih Gugahsari number 20, Neighborhood Association 003, Community Association 003, Village Administrative Unit of Ciherang, Sub-district of Dramaga, District of Bogor, the holder of Identity Card number 3201300908560001, Indonesian Citizen.

2

- According to their statement, in this case shall act in their position each jointly for and as the President Director and the Director of the Company based on the authority which has been given to them by all shareholders of the limited liability company which shall be mentioned below and stated in the Minutes of Meeting of Extraordinary General Meeting of Shareholders of PT. CENTRALPERTIWI BAHARI, which shall be mentioned.

- The Appearer is known to me, the Notary;

- The Appearer shall act as the mentioned above, hereby declares previously as follows:

- That on Friday, dated 07-10-2011 (the seventh of October two thousand and eleven) has been held Extraordinary General Meeting of Shareholders of Limited Liability Company of PT. CENTRALPERTIWI BAHARI (“Company”) domicile in Menggala - Regency of Tulang Bawang, in which its Articles of Association and its amendments have been adjusted with Law Number 40 Of 2007 on Limited Liability Company as contained in:

-
Deed dated 04-11-2009 (the fourth of November two thousand and nine) number 07, made before DESMAN, Sarjana Hukum, Master of Humanities, Notary in North Jakarta, in which the Deed has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia, such apparently in the Decree dated 07-12-2009 (the seventh of December two thousand and nine) number AHU-59510.AH.01.02.Year2009.

3

-
Deed dated 13-04-2010 (the thirteenth of April two thousand and ten) number 68, made before DESMAN, Sarjana Hukum, Master of Humanities, the Notary, in which the Deed has obtained approval from the Minister of Law and Human Rights of the Republic of Indonesia, such apparently in the Decree dated 03-06-2010 (the third of June two thousand and ten) number AHU-28282.AH.01.02.Year2010.

-
Deed dated 15-07-2010 (the fifteenth of July two thousand and ten) number 43, made before DESMAN, Sarjana Hukum, Master of Humanities, the Notary, in which the Receipt of the Notification of Data Changes of the Company on the Notification of the Changes of Structure of Board of Directors and Board of Commissioners, have been accepted and recorded in the database of Legal Entities Administration System of the Ministry of Law and Human Rights of the Republic of Indonesia, with its Letter dated the 28-07-2010 (the twenty eighth of July two thousand and ten) number AHU-AH.01.10-19137.

- That in the meeting intended above, has been presented and represented by shareholders of the limited liability company who hold and represent for 5.898.597.257 (five billion eight hundred and ninety eight million five hundred and ninety seven thousand two hundred and fifty seven) shares, in which as 99,37% (ninety nine point thirty seven percent) out of 5.936.253.450 (five billion nine hundred and thirty six million two hundred and fifty three thousand four hundred and fifty) shares shall be all shares until today which have been issued by the Company, therefore based on the Articles of Association, this Meeting may be held and the meeting shall take valid resolution on motions submitted.

4

- That in the meeting the appearer has been given the authority by the meeting to declare the resolutions which have been made in the Meeting, in a deed which is made before the notary, in which shall be perform by the appearer in this deed;

- That all matters detailed above shall be mentioned and also contained in the Minutes of Extraordinary General Meeting of Shareholders of the Limited Liability Company, privately made with dully stamp, dated 07-10-2011 (the seventh of October two thousand and eleven) and signed by shareholders who are present and/or represented in the meeting and the original Minutes of Extraordinary General Meeting of Shareholders of the company with the original receipt of Summon Letter of Meeting to be attached to the minutes of this deed.

- Regarding to the mentioned above, the Appearer shall act in his position as mentioned above, hereby state that in the Minute of Extraordinary General Meeting of Shareholders of Company intended above, hereof has decided fully to be as follows:

5

1.	To approve to make alterations of Article (3) of the Articles of Association of Company, therefore the Article of Association of Company shall be read as follows:

PURPOSES, OBJECTIVES AND BUSINESS ACTIVITIES
Article 3

1.	The purposes and objectives of the Company shall conduct business in the field of the cultivation of shrimp farm, seedlings, frozen shrimp industry and livestock fodder.

2.	To achieve the above purposes and objectives, the Company may perform the following activities:

a.
to conduct Business in the field of integrated shrimp farm industry, including the seedlings and cultivation of shrimp farm, frozen shrimp and supporting or contributing business of the field of business.

b.
to establish/produce embankments, perform seedlings, fishery, cultivation and frozen shrimp industry (coldstorage), fish, and other water biota, including shrimp processing, fish and other water biota.

c.	to conduct Business in the field of livestock fodder industry, also feed for fishes and shrimps.

-
One and another, it has obtained approval from Indonesia Investment Coordinating Board (BKPM) on Permit of Principle of Capital Investment Changes, with its Approval Letter dated 20-10-2011 (the twentieth of October two thousand and eleven) Number 562/1/IP/III/PMA/2011.

6

2.	To approve to remove from his position respectfully:

-
Mister DEAN MIKIO AKIYAMA, born in Hawai, dated 25-3-1955 (the twenty fifth of March one thousand nine hundred and fifty five), private individual, temporarily resides in Tangerang, Taman Telaga Golf Block E.1 number 19 Bumi Serpong Damai, Tangerang City, the holder of Limited Resident Permit Card (KITAS) number 2C11.AF 2822-J, American Citizen.

As the Director of Company, therefore counted since the date of the Meeting dated 07-10-2011 (the seventh of October two thousand and eleven) the structure of Board of Directors and the Board of Commissioner shall be as follows:

BOARD OF DIRECTORS:

- President Director	:	the appearer Mister MAHAR ANANTA SEMBIRING.
- Director	:
Mister CHIU TSAU CHI, born in Taiwan, dated 13-12-1939 (the thirteenth of December one thousand nine hundred and thirty nine), private individual, temporarily resides in Jakarta, Four Seasons Residence Jakarta Spring Tower unit 26C, Jalan Setiabudi Tengah, South Jakarta, the holder of Limited Resident Permit Card (KITAS) number 2C21JE6708AJ, Taiwanese Citizen.

7

- Director	:
Mister VINAI RAKPHONGPHAIROJ, born in Thailand, dated 12-12-1956 (the twelfth of December one thousand nine hundred and fifty six), private individual, temporarily resides in Jakarta, Jalan Topaz number 73, Permata Hijau, South Jakarta, the holder of Passport of United States of America number 426088193, American Citizen;

- Director	:
Mister Doktorandus ISMAN HARIYANTO, born in Sidoarjo, dated 28-8-1956 (the twenty eighth of August one thousand nine hundred and fifty six), , private individual, resides in Sidoarjo, Taman Pinang Indah E2-24, Neighborhood Association 017, Community Association 007, Village Administrative Unit of Banjarbendo, Sub-district of Sidoarjo, Regency of Sidoarjo the holder of Identity Card number 3515082808560005, Indonesian Citizen.

8

- Director	:	the appearer Mister Doktor BAMBANG WIDIGDO.

BOARD OF COMMISSIONERS:

- President Commissioner	:
Mister KANJENG RADEN TUMENGGUNG FRANCISCUS AFFANDY, born in Donggala, dated 1-10-1956 (the first of October one thousand nine hundred and fifty one), private individual, resides in Jakarta, Jalan Sanur Indah number 46, Neighborhood Association 009, Community Association 007, Village Administrative Unit of Kelapa Gading Barat, Sub-district of Kelapa Gading Barat, North Jakarta, the holder of Identity Card number 09.5106.011051.4002, Indonesian Citizen.

9

- Commissioner	:
Mister GUNAWAN TASLIM, born in Palembang, dated 21-9-1962 (the twenty first of September one thousand and nine hundred and sixty two), private individual, resides in Jakarta, Jalan Pulau Tidung VI A.3/37, Neighborhood Association 018, Community Association 009, Village Administrative Unit of Kembangan Utara, Sub-district of Kembangan, West Jakarta, the holder of Identity Card number 09.5201.210962.0361, Indonesian Citizen.

IN WITNESS WHEREOF THIS DEED

- Is made as a minute and legalized in Jakarta, on the day and date as mentioned in the beginning of this Deed with the presence of witnesses :

1.
Miss NONI HANDAYANI, born in Jakarta, dated 14-04-1983 (the fourteenth of April one thousand nine hundred and eighty three), private individual, resides in Jakarta, Jalan Rukun Number 4, Neighborhood Association 008, Community Association 003, Village Administrative Unit of Gedong, Sub-district of Pasar Rebo, East Jakarta, the holder of Identity Card number 09.506.540483.0147, Indonesian Citizen.

10

2.
Mister WAHYUDI, Sarjana Hukum, born in Tangerang, dated 15-07-1982 (the fifteenth of July one thousand nine hundred and eighty two), private individual, resides in Tangerang, Jalan Sultan Agung X number 7, Neighborhood Association 006, Community Association 005, Village Administrative Unit of Cibodas Baru, Sub-district of Cibodas, the holder of Identity Card number 3671091507820011, Indonesian Citizen.

- both are the employees in the Notary office and as the witnesses.

- Soon upon reading this Deed by me, the Notary to appearers and witnesses, then this Deed immediately to be signed by the appearers, witnesses and me, the Notary.

- Made without changes.

- The Original Deed has been signed perfectly.

- GIVEN AS COUNTERPARTS WITH THE SAME CONTENT.

The Notary in North Jakarta
Signed, sealed and stamped revenue
attached
(HUMBERG LIE, SH, SE, M.Kn.)

11

DECREE OF MINISTER OF LAW AND HUMAN RIGHTS OF
THE REPUBLIC OF INDONESIA
Number:  AHU-52387.AH.01.02.Year 2011
ON
APPROVAL OF DEED ON AMENDMENT OF ARTICLES OF ASSOCIATION OF
COMPANY
MINISTER OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF
INDONESIA,

Considering	:
Whereas after being examined carefully to the Filling Data of Notarial Deed Model II and its supporting document as well as copy of Deed Number 120, dated 21 October 2011 made and submitted by the Notary Humberg Lie, SH., SE., M.Kn and accepted on 27 October 2011, it has complied with the requirements and in accordance with the laws and regulations;

In view of	:	l.	Law Number 40 of 2007 concerning Limited Liability Company (State Gazette of 2007 Number 106, Supplement to the State Gazette Number 4756);
		2.	Government Regulation Number 26 of 1998 concerning the Use of Name of Limited Liability Company (State Gazette of 1998 Number 39, Supplement to the State Gazette Number 3740);

1

3.	Regulation of President of the Republic of Indonesia Number 24 of 2010 concerning the Position, Duty, and Function of Echelon I of State Ministry;
4.
Regulation of Minister of Law and Human Rights of the Republic of Indonesia Number M.HH-05.0T.01.01 of 2010 dated 30 December 2010 concerning Organization and Working Procedure of Ministry of Law and Human Rights of the Republic of Indonesia;

5.
Regulation of Minister of Law and Human Rights of the Republic of Indonesia Number M.HH-02.AH.01.01 of 2009 concerning Procedure of Submitting on Application of Company Legal Entity Ratification, Approval of Amendment, Submitting the Notification of Articles of Association Amendment, and Amendment of Company’s Data;

DECIDED:

To stipulate

FIRST	:
To approve the alteration of articles association of PT. CENTRALPERTIWI BAHARI, NPWP 01.661.341.6-326.000, domiciled in Menggala – Regency of Tulang Bawang, because it has met with the Filling Data of Notarial Deed Model II saved on database of Legal Entity Administration System and copy of Deed Number 120, dated 21 October 2011 made by the Notary Humberg Lie, SH., SE., M.Kn domicile in the Municipality of North Jakarta.

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SECOND	:	This decision shall come into force as of the date of stipulation.
If the fact in the future there shall be an error in this Decision, then it shall be revised properly.

Stipulated in Jakarta
Dated 27 October 2011
On behalf of MINISTER OF LAW AND
HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA
DIRECTOR GENERAL OF
PUBLIC LAW ADMINISTRATION
Signed
DR. AIDIR AMIN DAUD, SH., MH., DFM
NIP : 19581120 198810 1 001

Register of Company Number AHU-0087019.AH.01.09. of 2012 dated 27 October 2011.

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THE DEED OF
MEETING RESOLUTION STATEMENT OF
LIMITED LIABILITY COMPANY OF
“PT. CENTRALPERTIWI BAHARI”
Domicile in Menggala, Tulang Bawang

THE NOTARY

YULIA, S. H
.
The Decree Of the Minister of Justice and
Human Rights of the Republic of Indonesia
NO. C-27.HT.03.02. Th.2005. Dated 30
September 2005

MULTIVISON TOWER 3RD Floor Suite 05
JI. Kuningan Mulia Kav. 9B South Jakarta
12980
Phone: 29380801 (hunting)
Fax: 29380801

Profession of Stock Market Contributor
STTD No. 266/PM/STTD-N/2000, Dated 16
Number: 02, -	October 2000
Date: 4thJanuary 2012,-

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STATEMENT OF RESOLUTION OF SHAREHOLDERS
LIMITED LIABILITY COMPANY OF PT. CENTRALPERTIWI BAHARI
NUMBER :  02.-

-This day, Wednesday, dated the fourth of January two thousand and twelve, at 11.00 WIB (eleven of Western Indonesian Time).

-Appeared before me, YULIA, Sarjana Hukum, Notary in South Jakarta City with the function area of Special District Region Province of Jakarta Capital City, with the presence of witnesses that have been known to me, the Notary, and the names shall be mentioned at the end of this Deed :

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Mrs. FITRI ANDAYANI, born in Jambi, on 23 (the twenty third) of December 1968 (nineteen sixty eight), private individual, resides in Jakarta, Jalan Johar Baru V/D-439, Neighborhood Association 003, Community Association Oil, Village Administrative Unit of Johar Baru, Sub-district of Johar Baru, the holder of Identity Card number 09.5008.631268.0176, Indonesian Citizen.

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According to her statement, in this case shall act based on the authority given to her by the shareholders of the limited liability company of PT. CENTRALPERTIWI BAHARI, domicile in Menggala, Tulang Bawang, in which its last Articles of Association have been altered and obtained the approval from Minister of Justice and Human Rights of the Republic of Indonesia such apparently in the Decree dated 27 (the twenty seventh) of October 2011 (two thousand and eleven) number AHU-52387. AH. 01. 02. Year 2011, hereinafter limited liability Company of PT. CENTRALPERTIWI BAHARI is referred to as the “Company”.

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-	The Appearer is known to me, the Notary;

-	The Appearer shall act as the mentioned above, hereby declares previously in this deed:

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That in the date of 26 (the twenty sixth) of December 2011 (two thousand and eleven) the shareholders of the Company have agreed/decided a resolution, one and another as mentioned in Circular Resolution of Shareholders which is signed perfectly in the date of 26 (the twenty sixth) December 2011 (two thousand and eleven) which has been made privately with dully stamp and the original has been attached to the original of this deed (hereinafter referred to as “Resolution of Shareholders”);

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That in accordance Article 91 of Articles of the Law number 40 year 2007 (two thousand and seven) on Limited Liability Company, the shareholders may make binding resolutions out of General Meeting of Shareholders, with the requirements that all Shareholders with vote shares approve in written by signing the related motion.

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The resolution made such this way has the same force as that made validly at a General meeting of Shareholders and therefore that Resolution of Shareholders shall considered to be similar with the resolution made in the general meeting of shareholders of the Company;

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-	That the shareholders of the Company have given authority to the appearer as mentioned in the Resolution of Shareholders, to declare the resolutions in this Deed.

-	Regarding to the mentioned above, the Appearer shall act in her position based on the authority given to her, hereby state that the resolutions which has been made as follows:

1.
To approve the taking over of all shares of CHAROEN POKHPAND FOODS PUBLIC COMPANY LIMITED, which is in the number of 37.656.193 (thirty seven million six hundred and fifty six thousand one hundred and ninety three) shares to CPF INVESTMENT LIMITED, a company which was established based on the Rules and Laws of British Virgin Islands, therefore after the conduct of taking over of the shares mentioned above, the structure of company’s shareholders shall be as follows:

The Structure of Shareholders:

-	PT CENTRAL PROTEINAPRIMA Tbk, in the number of 5. 898. 597. 257 (five billion eight hundred and ninety eight million five hundred and ninety seven thousand two hundred and fifty seven) shares;

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-	CPF INVESTMENT LIMITED, in the number of 37. 656. 193 (thirty seven million six hundred and fifty six thousand one hundred ninety three) shares;

2.
Regarding to the mentioned above, PT CENTRAL PROTEINAPRIMA Tbk also approves to release its right to take part (pre emptive rights) and to purchase before hand of the shares exchanged by CHAROEN POKPHAND FOODS PUBLIC COMPANY LIMITED.

From all matters detailed above, as the evidences;

IN WITNESS WHEREOF THIS DEED

- Is made and legalized in Jakarta, on the day and date as mentioned in the beginning of this Deed with the presence of witnesses of Mistress Suhartini, Sarjana Hukum, born in Jakarta, in the date of 16 (the sixteenth) of November 1972 (one thousand nine hundred and seventy two), resides in Jakarta, Karang Anyar, jalan C number 5, Neighborhood Association 009, Community Association 009, Village Administrative Unit of Karang Anyar, Sub-district of Sawah Besar, Central Jakarta, the holder of Identity Card number 3171025611720002 and Mister Iswandi, Sarjana Hukum, born in Jakarta, dated 7 (the seventh) of September 1970 (one thousand nine hundred and seventy), private individual, resides in Jakarta, PTB Duren Sawit Block M/28, Neighborhood Association 015,  Community Association 008, Village Administrative Unit of Duren Sawit, Sub-district of Duren Sawit, East Jakarta, the holder of Identity Card number 09.5407.070970.0099, Indonesian Citizen, both are the  employees in the Notary office and as the witnesses.

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- Then upon reading this Deed by me, the Notary to appearers and witnesses, then this Deed immediately to be signed by the appearers, witnesses and me, the Notary.

- Made without changes .

- The Original Deed has been signed perfectly.

- GIVEN AS COUNTERPARTS WITH THE SAME CONTENT.

Notary in Jakarta
Signed, sealed and stamp revenue
(YULIA, SH)

This document is translated from Indonesian into English by Renati Adriani Authorized/Sworn Translator by the Greater Jakarta Governor’s Certificate or Appointment #SK.GUB.KDKI.No. 1820/1999)

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MINISTRY OF LAW AND HUMAN RIGHTS OF THE REPUBLIC OF INDONESIA DIRECTORATE GENERAL PUBLIC LAW ADMINISTRATION JI. HR. Rasuna Said Kav. 6-7 Kuningan. South Jakarta Ph. (021) 5202387 – Hunting			Jakarta, 09 February 2012
Number	:	AHU-AH.01.10-04581	To:
Attachment	:		Notary Yulia, SH
Subject	:	Accepting the Notification of Changing the Company Data PT. CENTRALPERTIWI BAHARI	JI. Kuningan Mulia Kav. 9B Municipility South Jakarta

In accordance with the data in the Filling Data of Model III Notarial Deed which was kept in database of Administration System of Legal Entity and copy of Notarial Deed Number 02, dated 4 January 2012 made and submitted by Notary Yulia, SH domiciled in Municipility of South Jakarta and its supplementary documents, accepted on 3 February 2012, concerning the Assigning Shares of PT. CENTRALPERTIWI BAHARI, domiciled in Menggala - Regency of Tulang Bawang, it has been accepted and recorded in database of Administration System of Legal Entity of Ministry of Law and Human Rights of the Republic of Indonesia.

This registration shall be administrative in nature to complete the document of company and not have any legal consequences.

In the name of MINISTER OF LAW AND
HUMAN RIGHTS OF
THE REPUBLIC OF INDONESIA
DIRECTOR GENERAL OF
PUBLIC LAW ADMINISTRATION
Signed and sealed
DR. AIDIR AMIN DAUD, SH., MH., DFM.
NIP. 19581120 198810 1 001

Company Registration Number AHU-0011404.AH.01.09. Year 2012 Dated 09 February 2012